Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT, CHATTEL MORTGAGE AND SECURITY AGREEMENT
This First Amendment to Credit Agreement, Chattel Mortgage and Security Agreement (this “Amendment”), is dated as of April 17, 2018, by and among AMERICAN RAILCAR INDUSTRIES, INC., a North Dakota corporation, as borrower (“Debtor”), CRÈDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as administrative agent (“Agent”), and the financial institutions party to this Amendment, as Lenders (defined below).
WITNESSETH:
WHEREAS, the Debtor, the Agent and the Lenders identified on the signature pages thereto (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as “Lenders”), are parties to that certain Credit Agreement, Chattel Mortgage and Security Agreement, dated December 10, 2015 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”);
WHEREAS, Debtor was party to that certain Railcar Management Agreement, dated as of February 29, 2012, by and among the Debtor and American Railcar Leasing LLC, a Delaware limited liability company (“Manager” or, “ARL”), as amended by that certain First Amendment to Agreement executed as of December 10, 2015 and effective as of December 31, 2015 (as so amended, the “ARI-ARL RMA”);
WHEREAS, Debtor is party to that certain Collateral Agency Agreement (as amended, modified or supplemented from time to time, the “Initial Collateral Agency Agreement”), dated as of July 20, 2004, by and among the Debtor, Manager, U.S. Bank National Association, as Collateral Agent (the “Initial Collateral Agent”), and each other Pledgor (as defined therein) party thereto;
WHEREAS, pursuant to the terms of the ARI-ARL RMA, Manager (i) established a lockbox account (the “Lockbox Account”) at U.S. Bank National Association (“Lockbox Bank”) for the receipt of all payments relating to railcars owned by various parties, (ii) directed all lessees of the Debtor to make all lease payments to the Lockbox Account and (iii) requested that ARL Lease Administrators LLC, a Delaware limited liability company (“ARLLA”) to deliver to Lockbox Bank a report instructing Lockbox Bank to disburse funds in the Lockbox Account to Controlled Account, in each case pursuant to the terms of that certain Amended and Restated Lease Administration Agreement, dated as of October 2, 2006, by and among ARL, ARLLA, Lockbox Bank, and the parties listed as Tranche II Owners (as defined therein) from time to time party thereto (the “Existing Lease Administration Agreement”);

WHEREAS, pursuant to that certain Equity and Asset Purchase Agreement, dated as of December 16, 2016, by and among ARL, American Entertainment Properties Corp., a Delaware corporation (“AEP”), AEP Rail Corp., a Delaware corporation (“AEP Rail”), and SMBC Rail Services LLC, a Delaware limited liability company (“SMBC”), AEP and AEP Rail sold 100% of the membership interests in ARL to SMBC on June 1, 2017 (the “Transaction”) and, in connection therewith, the Debtor has entered into that certain Railcar Management Transition Agreement, dated as of December 16, 2016, by and among ARL, the Debtor and, solely for purposes of Article VI and Article IX thereof, AEP, SMRSH LLC, a Delaware limited liability company, and SMBC (the “RMTA”);
WHEREAS, pursuant to the RMTA, as of, and simultaneously with, the closing of the Transaction, the ARI-ARL RMA was terminated and all obligations under the ARI-ARL RMA were discharged and released without any further action by any party thereto;
WHEREAS, pursuant to Section 8(o) of the Credit Agreement, the Debtor may act as servicer and perform the railcar management services without obtaining the prior consent of the Lenders;
WHEREAS, in connection with termination of the ARI-ARL RMA and the performance of railcar management services by Debtor, or an Affiliate of Debtor pursuant to Section 8(o) of the Credit Agreement, Debtor desires that it receive the consent of the Agent and the Required Lenders to permit, pursuant to the terms of the Credit Agreement, as amended pursuant to this Amendment, so long as no Event of Default shall have occurred and be continuing under the Credit Agreement at such time, (i) the Debtor’s withdrawal from the Initial Collateral Agency Agreement and the appointment of a new or additional collateral agent, provided such new or additional collateral agent is the same entity as the Initial Collateral Agent or an entity reasonably acceptable to the Agent and the Required Lenders pursuant to a new or additional collateral agency agreement on substantially the same terms as the Initial Collateral Agency Agreement or on terms reasonably acceptable to the Agent and the Required Lenders (the “New Collateral Agency Agreement”) and (ii) the appointment of the Debtor, or an indirect Subsidiary controlled by (as such term is defined in the definition of “Affiliate”) the Debtor reasonably acceptable to the Agent and the Required Lenders, as a new lease administrator (the “Lease Administrator”) and the replacement of Lockbox Bank with a new bank, provided such replacement Lockbox Bank is the same as Lockbox Bank or an entity reasonably acceptable to the Agent and the Required Lenders pursuant to a lease administration agreement, which shall be on substantially the same terms as the Existing Lease Administration Agreement or on terms reasonably acceptable to the Agent and the Required Lenders (the “New Lease Administration Agreement”) (clauses (i) and (ii), the “Replacement Actions”);
WHEREAS, in connection with the Replacement Actions, the Debtor has requested that the Lenders and the Agent amend the Credit Agreement, as set forth herein, in order to permit, pursuant to the terms of the Credit Agreement as amended pursuant to this Amendment, and so long as no Event of Default shall have occurred and is continuing under the Credit Agreement, (i) the Debtor’s withdrawal from the Initial Collateral Agency Agreement and the appointment of a new or additional collateral agent, provided such new or additional collateral agent is the same entity as the Initial Collateral Agent or an entity reasonably acceptable to the Agent and the Required Lenders pursuant to the New Collateral Agency Agreement and (ii) the appointment of the Debtor, or a Subsidiary of the Debtor reasonably acceptable to the Agent and the Required Lenders, as Lease Administrator and the replacement of Lockbox Bank with a new bank, provided such replacement Lockbox Bank is the same as Lockbox Bank or an entity reasonably acceptable to the Agent and the Required Lenders pursuant to the New Lease Administration Agreement (clauses (i) and (ii), the “Proposed Amendments”);
WHEREAS, pursuant to Section 23(a) of the Credit Agreement, the Debtor, the Agent and the Lenders under the Credit Agreement, have agreed to the Proposed Amendments subject to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.	DEFINED TERMS.
Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Credit Agreement.

SECTION 2.	AMENDMENTS TO CREDIT AGREEMENT.

(a)	The Credit Agreement is hereby amended as follows:

(i)    The definition of “ARL” in Section 1 of the Credit Agreement is hereby stricken and deleted.

(ii)    The definition of “Collateral Agency Agreement” in Section 1 of the Credit Agreement is hereby stricken and deleted and replaced with the following in lieu thereof:

“Collateral Agency Agreement” means, individually and collectively, the Initial Collateral Agency Agreement and the New Collateral Agency Agreement, provided that upon and following the Debtor’s withdrawal as Pledgor from the Initial Collateral Agency Agreement pursuant to the terms of this Agreement as amended by the First Amendment, it shall mean only the New Collateral Agency Agreement.

(iii)    The definition of “Collateral Agent” in Section 1 of the Credit Agreement is hereby stricken and deleted and replaced with the following in lieu thereof:

“Collateral Agent” means, individually and collectively, the Initial Collateral Agent and the New Collateral Agent, provided that upon and following the Debtor’s withdrawal as Pledgor from the Initial Collateral Agency Agreement pursuant to the terms of this Agreement as amended by the First Amendment, it shall mean only the New Collateral Agent.

(iv)    The definition of “Controlled Account” in Section 1 of the Credit Agreement is hereby stricken and deleted and replaced with the following in lieu thereof:

“Controlled Account” shall mean the deposit account of the Debtor maintained with U.S. Bank National Association or such other bank reasonably acceptable to the Agent and the Required Lenders, in each case, subject to a control agreement in favor of the Agent on terms reasonably acceptable to the Agent, and all replacement and substitute accounts.

(v)    The definition of “Election” in Section 1 of the Credit Agreement is hereby stricken and deleted.

(vi)    The definition of “Election Period” in Section 1 of the Credit Agreement is hereby stricken and deleted.

(vii)    The definition of “Icahn Entity” in Section 1 of the Credit Agreement is hereby stricken and deleted and replaced with the following in lieu thereof:

“Icahn Entity” shall mean (i) Carl Icahn and any spouse and any child, stepchild, sibling or descendant of Carl Icahn, (ii) any estate of Carl Icahn or any person referred to under clause (i), (iii) any person who receives a beneficial interest in any estate referred to in clause (ii) to the extent of such interest, (iv) any executor, personal administrator or trustee who holds such beneficial interest in the Debtor for the benefit of, or as fiduciary for, any person under clauses (i) (ii) or (iii) to the extent of such interest, and (v) any corporation, partnership, limited liability company, trust, or similar entity, directly or indirectly owned or controlled by Carl Icahn or any other person or persons identified in clauses (i), (ii) or (iii).

(viii)    The definition of “Management Agreement” in Section 1 of the Credit Agreement is hereby stricken and deleted.

(ix)    Section 1 of the Credit Agreement is hereby amended to add the following definitions in appropriate alphabetical order:

“First Amendment” means that certain First Amendment to Credit Agreement, Chattel Mortgage and Security Agreement dated as of April 17, 2018 among Debtor, Agent and the Lenders party thereto.
“Initial Collateral Agency Agreement” means the Collateral Agency Agreement, dated as of July 20, 2004, among the Debtor, the Manager (as defined therein), the Initial Collateral Agent and each manager and each pledgor that becomes a party thereto from time to time.
“Initial Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent under the Initial Collateral Agency Agreement.
“Lease Administration Agreement” means the Lease Administration Agreement, dated as of April 17, 2018, by and among the parties listed as “Tranche II Owners” on the signature pages thereto, Debtor, Lease Administrator, and U.S. Bank National Association.

“Lease Administrator” means ARI Lease Administrators, LLC, a Delaware limited liability company.

“New Collateral Agency Agreement” means the Collateral Agency Agreement, dated as of April 17, 2018, by and among the New Collateral Agent, Debtor, as manager, and each other manager and each pledgor that becomes party thereto from time to time, which shall either be on substantially the same terms as the Initial Collateral Agency Agreement or on terms reasonably acceptable to the Agent and the Required Lenders.
“New Collateral Agent” means the Initial Collateral Agent or such other collateral agent that is reasonably acceptable to the Agent and the Required Lenders that serves as collateral agent under the New Collateral Agency Agreement.
(x)    Section 4 of the Credit Agreement is hereby amended by amending and restating sub-section (f) in its entirety as follows:

(f) upon the Other Manager Approval, the Other Management Agreement

(xi)    Sections 8(a)(iv) and (v) of the Credit Agreement are hereby stricken and deleted and replaced in their entirety as follows:

(iv)    cause to be furnished to each Lender as soon as available, and in any event within sixty (60) days after the end of each quarterly fiscal period in each fiscal year of the Debtor, consolidated balance sheets of each of the Debtor and its consolidated Subsidiaries, as of the end of such quarterly fiscal period and the related consolidated statements of income, shareholders’ equity and cash flows of the Debtor and its consolidated Subsidiaries, for such quarterly fiscal period and (except in the case of the first such quarterly fiscal period), for the portion of the fiscal year ended with the last day of such quarterly fiscal period, in each case in the form regularly prepared for its operations, certified by the principal financial officer of the Debtor as complete and correct in all material respects, subject to changes resulting from normal year-end audit adjustments;
(v)    cause to be furnished to each Lender as soon as available, and in any event within 120 days after the end of each fiscal year of the Debtor (but in no event later than the earliest date on which the same or similar statements are furnished to any unaffiliated holder of debt of the Debtor or any of its Subsidiaries), consolidated balance sheets of each of the Debtor and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, shareholders’ equity and cash flows of the Debtor and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the respective figures as of the end of and for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Grant Thornton LLP or other independent certified public accountants of recognized national standing selected by the Debtor, and reasonably satisfactory to the Agent, which report shall not be made in reliance upon the opinion of any other accountant, shall be made without qualification or modification, shall comply with generally accepted auditing standards at the time in effect and shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the Debtor and its consolidated Subsidiaries, as at the dates indicated and the results of their operations and cash flows for the periods indicated and have been prepared in accordance with GAAP applied on a basis consistent with prior years (except for changes in application in which such accountants concur and which are noted in such financial statements or except for the financial statements first time prepared in such manner) and that the examination of such accountants was conducted in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary under the circumstances;
(xii)    Section 8(m) of the Credit Agreement is hereby stricken and deleted and replaced in its entirety as follows:

(m) Originals of Leases. The Debtor shall periodically deliver the original of each Lease at the offices of either Collateral Agent under the applicable Collateral Agency Agreement and shall cause such Lease to be attached with a notation regarding the first priority security interest in the Lease and the Equipment subject thereto, in any of the following forms: (x) in a form reasonably satisfactory to the Agent; (y) in the form of any notation that the Initial Collateral Agent was directed to attach to each Lease in any Notice of Additional Party (as defined in the Initial Collateral Agency Agreement) or any substantially similar language; or (z) in the form of the following notation or any substantially similar language:
“ALL OF THE RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE AND ALL AMENDMENTS, RIDERS AND SCHEDULES HERETO RELATING TO CERTAIN RAILCARS LISTED HEREIN OR OTHERWISE SUBJECT TO SUCH LEASES, AND IN SUCH RAILCARS, HAVE BEEN, OR MAY BE, ASSIGNED TO AND ARE SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF CERTAIN BANKS OR FINANCIAL INSTITUTIONS OR OTHER FINANCING PARTIES UNDER CERTAIN FINANCINGS AS REFERENCED IN THE COLLATERAL AGENCY AGREEMENT, DATED AS OF APRIL 17, 2018, AMONG U.S. BANK NATIONAL ASSOCIATION AS COLLATERAL AGENT, EACH MANAGER (AS DEFINED THEREIN) AND EACH PLEDGOR (AS DEFINED THEREIN).  THIS LEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS.  ONLY THIS ORIGINAL SHALL BE DEEMED THE CHATTEL PAPER ORIGINAL.”

Prior to or concurrently with the Debtor’s election to withdraw from the Initial Collateral Agency Agreement, the Debtor shall cause the original of each Lease to be delivered directly by the Initial Collateral Agent to the New Collateral Agent. In the event of any default or event of default (or other term of similar import) under, or termination of, any Collateral Agency Agreement (excluding, however, the termination of the Initial Collateral Agency Agreement contemplated under this Agreement, as amended by the First Amendment, in which case the applicable Leases shall be delivered to the New Collateral Agent as contemplated in Section 8(v)), the Debtor shall remove the Leases from the custody of the applicable Collateral Agent under such Collateral Agency Agreement and retain such Leases at the Debtor’s address set forth on Schedule C. Upon the occurrence and during the continuation of an Event of Default, the Debtor shall (i) deliver to the Agent each original Lease in its possession and (ii) cooperate with the Agent in obtaining each original Lease held by the applicable Collateral Agent pursuant to the applicable Collateral Agency Agreement.

(xiii)    Section 8(o) of the Credit Agreement is hereby stricken and deleted and replaced in its entirety as follows:

(o)    Servicer; Other Management Agreement. The parties acknowledge that the Debtor is the Servicer and while remaining as Servicer may continue using any other third-parties to assist it in complying with its Obligations hereunder provided, however, that if the Debtor engages a third-party to perform the railcar management services for it similar in scope to those services performed, or caused to be performed, by the Debtor under this Agreement pursuant to Sections 8(f), (g), (k) and (1), considered collectively (for the avoidance of doubt, approval of the Required Lenders is not required for the Debtor to outsource such services referenced in Sections 8(f), (g), (k) and (1), provided one single Person or related Persons that are Affiliates of each other and are not Affiliates of the Debtor do not perform all or substantially all of such services referenced in Sections 8(f), (g), (k) and (1) and so long as the Debtor retains contractual oversight and control of such services reasonably expected from a fleet owner in the leasing industry, it is being further understood that such oversight and control may be significantly decreased in net leasing of the equipment when a responsibility for servicing the equipment is shifted to such net lessees under the applicable leases), such engagement and the related agreement (the “Other Management Agreement”) shall be subject to the prior written approval of the Required Lenders (the “Other Manager Approval”), which approval will not be unreasonably withheld or conditioned upon any payment of any additional fees to the Agent and/or the Lenders (other than a reimbursement of reasonable fees and expenses of a single legal counsel assisting the Agent with the Other Manager Approval).

(xiv)    Section 8(q) of the Credit Agreement is hereby stricken and deleted and replaced in its entirety as follows:

(q) Minimum Tangible Net Worth. At all times, the Debtor shall maintain a tangible net worth of at least $100,000,000 on a consolidated basis calculated in accordance with GAAP.
(xv)    Section 8(s) of the Credit Agreement is hereby stricken and deleted and replaced in its entirety as follows:

(s) Payment of Lease Rentals. The Debtor shall cause any and all lease rental payments to be paid to the Controlled Account.

(xvi)    Section 8(v) of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the Debtor shall be permitted to amend the Initial Collateral Agency Agreement to permit the Debtor’s withdrawal from the Initial Collateral Agency Agreement in accordance with the terms hereof as amended by the First Amendment and, prior to the Debtor’s withdrawal from the Initial Collateral Agency Agreement, the Debtor shall cause the Leases in the possession of the Initial Collateral Agent to be delivered directly to the New Collateral Agent. For the avoidance of doubt, the Agent acknowledges and agrees that the Debtor’s withdrawal from the Initial Collateral Agency Agreement and the delivery of the Leases to the New Collateral Agent pursuant to the New Collateral Agency Agreement shall not be deemed to adversely affect the Agent’s rights in any of the Collateral.

(xvii)    Section 8 of the Credit Agreement is hereby amended to add the following new Section 8(y) immediately following Section 8(x):

(y)    Lease Administration Agreement. So long as Debtor is party to the Lease Administration Agreement, Lease Administrator shall remain an indirect Subsidiary controlled by (as such term is defined in the definition of “Affiliate”) the Debtor.

(xviii)    Section 19(c) of the Credit Agreement is hereby stricken and deleted and replaced in its entirety as follows:

So long as no Event of Default shall have occurred and is continuing, the Agent and the Lenders shall not interfere with the Debtor’s possession and use of the Equipment in accordance with the terms hereof, and the Debtor may also lease or contract to the Lessees under the Leases all or any part of the Equipment, but only upon and subject to all the terms and conditions of this Agreement, and to all rights of the Agent and the Lenders hereunder. Until the occurrence and continuance of an Event of Default, Debtor may exercise all of the Debtor’s rights, powers, privileges and remedies under the Leases, including (without limitation) the right to receive any and all monies due or to become due under the Leases, and to retain all copies (original or duplicates) of the Leases; provided that, if or so long as no default (or other term of similar meaning) has occurred and is continuing under the Collateral Agency Agreement, the Debtor may deposit the original of a Lease pursuant to the Collateral Agency Agreement. For the avoidance of doubt, upon the happening of a default (or other term of similar meaning) under any Collateral Agency Agreement, or if any Collateral Agency Agreement ceases to be in full force and effect, the Debtor shall obtain any Leases deposited with the applicable Collateral Agent under such Collateral Agency Agreement, and the Debtor shall retain possession of such original Leases subject to the terms of this Agreement (excluding, however, the termination of the Initial Collateral Agency Agreement contemplated under this Agreement as amended by the First Amendment, in which case the applicable Leases shall be delivered to the New Collateral Agent as contemplated in Section 8(v)).

(b)The amendments set forth in Section 2(a) shall extend solely to the matters expressly set forth therein and not to any other Default, Event of Default which has occurred (known or unknown) or which may hereafter occur and shall not affect any other rights of the Lenders or the Agent under the Credit Agreement.

SECTION 3.	REPRESENTATIONS AND WARRANTIES AND COVENANTS OF DEBTOR.
In order to induce the Lenders and the Agent to enter into this Amendment, the Debtor hereby represents and warrants (which representations and warranties survive the execution and delivery hereof) and covenants to the Lenders and the Agent that:
(a)    the representations and warranties contained in the Credit Agreement, as amended hereby, are true and correct as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date and (ii) for such changes as are a result of any act or omission specifically permitted under the Credit Agreement;
(b)    the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by, the Debtor, and this Amendment is a legal, valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and
(c)    after giving effect to this Amendment, no Default or Event of Default exists and the Debtor is in full compliance with the Credit Agreement.

SECTION 4.	CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT.

(a)     Except as set forth in clause (b) below, this Amendment shall be deemed to have become effective on April 17, 2018 upon satisfaction of each of the following conditions:

(i)	the Debtor, the Agent and the Required Lenders shall have delivered executed counterparts of this Amendment to the Agent;

(ii)	the Debtor shall have delivered to the Agent a copy of the New Collateral Agency Agreement and the New Lease Administration Agreement;

(iii)
the Debtor shall have executed and delivered in accordance with Section 9(d) of the New Collateral Agency Agreement, (i) a joinder signature page of the Debtor to the New Collateral Agency Agreement as a new “Pledgor” thereunder and (ii) the Notice of Additional Party in the form attached hereto as Exhibit A, pursuant to which, among other things, the Debtor shall join the New Collateral Agency Agreement as a new “Pledgor” thereunder;

(iv)
the Debtor shall have executed and delivered in accordance with Section 17 of the New Lease Administration Agreement, (i) a joinder signature page of the Debtor to the New Lease Administration Agreement as a “Tranche II Owner” thereunder and (ii) the Tranche II Owner Notice in the form attached hereto as Exhibit B, pursuant to which, among other things, the Debtor shall join the New Lease Administration Agreement as Tranche II Owner thereunder, designate the Controlled Account as a “Tranche II Owner Account” (as defined in the New Lease Administration Agreement) and identify the Agent as representative of the Lenders under the Credit Agreement;

(v)	the Debtor shall have delivered to the Agent a copy of the lockbox agreement by and between Debtor and Lockbox Bank; and

(vi)	the Agent shall have received all amounts owed to it pursuant to Section 6 hereof.

SECTION 5.	EXECUTION IN COUNTERPARTS.
This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart by facsimile or electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 6.	COSTS AND EXPENSES.
The Debtor hereby affirms its obligation under the Credit Agreement and hereby agrees to reimburse the Agent for all reasonable costs and out‑of‑pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the matters contemplated therein including documents and matters referenced in this Amendment or related to the Replacement Actions and Proposed Amendments, including but not limited to the reasonable attorneys’ fees and time charges of attorneys for the Agent with respect thereto.

SECTION 7.	GOVERNING LAW.
THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 8.	EFFECT OF AMENDMENT; REAFFIRMATION OF CREDIT AGREEMENT.
The Debtor, the Agent and the Lenders hereby agree that:
(a)    Except as specifically waived or otherwise modified herein, the terms and conditions of the Credit Agreement and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and, subject to this Amendment and the waivers and modifications expressly herein set forth, are hereby ratified and confirmed.
(b)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy by the Agent or the Lenders under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.
AMERICAN RAILCAR INDUSTRIES, INC., as Debtor
By
Name:
Title:

CRÈDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent

By
Name:
Title:

By
Name:
Title: